Exhibit 10.32

NTL

NON-BINDING TERM SHEET FOR PLAN OF REORGANIZATION

April 16, 2002

         This non-binding term sheet describes certain of the principal terms and conditions of the proposed restructuring of the outstanding indebtedness, preferred stock and common stock of NTL Incorporated (“NTL”), NTL (Delaware), Inc. (“Delaware”), NTL Communications Corp. (“NCC”), and Diamond Cable Communications Limited (“Diamond Cable”), pursuant to a plan of reorganization (the “Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The holders of the outstanding notes of NTL, Delaware, NCC and Diamond Cable (the “Companies”) described herein (the “Notes”), and the preferred stock of NTL described herein (the “Preferred Stock”), shall be referred to in this non-binding term sheet as the “Claimants”. With respect to Diamond Cable, a scheme of arrangement in the United Kingdom under Section 425 of the UK Companies Act 1985 may be utilized. It is not the intent to include any direct or indirect foreign subsidiaries (“Non-Filing Subsidiaries”) (other than Diamond Cable and Diamond Holdings Limited (“Diamond Holdings”)) in the Plan. In connection with the Plan, Diamond Cable and Diamond Holdings may file concurrent administration proceedings in the United Kingdom. The Chapter 11 filings for the Companies will be made in the Southern District of New York.

         This non-binding term sheet is not an offer with respect to any securities or a solicitation of acceptances of the Plan. Such a solicitation will only be made in compliance with applicable provisions of the securities laws and the Bankruptcy Code.

Creation of New NTL and Euroco:	The Plan will provide for two surviving parent entities:

	X	a Delaware* corporation (“New NTL”), which (i) will issue common stock and warrants, (ii) initially will have no material consolidated indebtedness (other than the Senior Facility, Working Capital Facility, Diamond Holdings notes, NTL (Triangle) LLC (“Triangle”) notes, the Exit Facility (as defined herein) and certain intercompany indebtedness), and (iii) will hold the UK/Ireland operations of NTL (Triangle and Diamond Holdings will remain in existence as subsidiaries of New NTL)**; and

	X	a Delaware* corporation (“Euroco”), which will issue

common stock and preferred stock and will hold interests in Cablecom, B2, eKabel and miscellaneous assets described on Annex A.***

Authorized Capital Stock of New NTL and Euroco****:	The Plan and organizational documents of New NTL and Euroco, respectively, will provide for initial authorized capital stock of 600 million shares of common stock and 5 million shares of “blank check” preferred stock of New NTL and 60 million shares of common stock and one million shares of preferred stock of Euroco (including the Euroco Preferred Stock). The Plan assumes issuance at consummation of (i) 200,000,000 shares of New NTL Common Stock (excluding shares issued in the Equity Rights Offering (as defined below) and the Delaware Notes Rights Offering (as defined below)), (ii) warrants for 35,000,000 additional shares of New NTL Common Stock (excluding warrants issued in the Equity Rights Offering), (iii) 20,000,000 shares of Euroco Common Stock and (iv) shares of Euroco Preferred Stock with an aggregate liquidation preference ($1,000 per share) as calculated on Annex B.

Equity Rights Offering:	The holders of NTL Preferred Stock and NTL Common Stock (on a split of 8.548%, 64.016% and 27.436% to the Senior Preferred Stock, Junior Preferred Stock and NTL Common Stock, respectively) will receive rights (the “Equity Rights”) to acquire 15,000,000 shares of the New NTL Common Stock at a price per share reflecting a $10.5 billion total enterprise value of New NTL (the “Equity Rights Offering Price”). Each share of Common Stock of New NTL acquired in the Equity Rights Offering will be accompanied by a Series A Warrant (maximum issuance of warrants representing approximately 15,000,000 shares of the New NTL Common Stock, which will have a strike price which assumes 162.5% NCC and Diamond Cable Notes Recovery (as defined below). The Equity Rights will be exercisable for a 15-day period after confirmation of the Plan.**** The Equity Rights will be offered pro rata but will be exercisable on an oversubscription basis by the holders (i.e., other rights holders can subscribe to shares underlying unexercised rights). The Equity Rights will not be exercisable by “strategic parties” (the definition of which shall be mutually agreed).

Delaware Notes Rights Offering:	Holders of Delaware Notes (as defined below) will receive the right (the “Delaware Notes Rights”) to acquire during the 15 day period after confirmation (i) shares of New NTL Common Stock, at a price per share reflecting a $10.5 billion total enterprise value of New NTL, utilizing up to 100% of the Delaware/Inc. Cash Amount (as defined below), and (ii) any shares of New NTL Common Stock not subscribed to in the Equity Rights Offering, at the Equity Rights Offering Price.

France Telecom (“FT”):	FT will waive (i) any right to consideration for any Delaware Notes held by it or its affiliates (which represents in the aggregate at least $232 million principal amount of the Delaware Notes) and (ii) the right to receive any interest in Euroco.

DIP/New NTL Exit Facility:	See Annex C.

Euroco Available Cash:	Pursuant to the Plan, Euroco will have not less than the amount of cash set forth on Annex D.

Euroco:	On the Effective Date, FT will pay $25 million cash for the benefit of Euroco in a form to be mutually agreed.

Absence of Further Dilution:	Except as set forth herein, there will be no other equity securities or instruments convertible or exercisable for equity securities of New NTL or Euroco outstanding or committed to be issued as of the Effective Date.

*	Consideration of tax and other related issues will be given to determine whether there is a more desirable jurisdiction of incorporation.

**	As Triangle and Diamond Holdings will remain as separate entities, issues of cost allocations and transactions with affiliates covenants need to be resolved.

***	Change-in-control/transfer/right of first and last refusal/tag-along and drag-along issues exist and may impact final structure.

****	Depending on the timing, an exemption under Section 1145 of the Bankruptcy Code from registration may be available.

Structure Upon Consummation (not a full legal structure chart)

2

Summary Treatment of Claims and Interests

	Equity Consideration	Equity Consideration	Other
Claimant	in New NTL	in Euroco	Consideration
Senior Facility	None	None	Reinstatement*

Working Capital Facility	None	None	Reinstatement*

Cablecom Facility	None	None	Reinstatement*

Diamond Holdings Notes	None	None	Reinstatement*

Triangle Notes	None	None	Reinstatement*

NCC Senior and Subordinated Notes and Diamond Cable Notes (“NCC and Diamond Cable Notes”)	100% of Common Stock**	***	Portion of Delaware/Inc. Cash Amount (to NCC Notes only)

Delaware Notes (5 3/4% due 2009 and 5 3/4% due 2011 and claims of NCC 7% due 2008 and NCC 6 3/4% due 2008 Notes) (“Delaware Notes”)	**	17,301,231 shares of Common Stock*** and shares of Euroco Preferred Stock	Portion of
Delaware/Inc. Cash
Amount****
Contingent right to
exercise Equity
Rights not exercised
during Equity Rights
Offering. Right to
purchase shares of
New NTL Common Stock
in the Delaware Notes
Rights Offering.

13% Senior Preferred Stock	Series A Warrants***** representing 2,991,789 shares. Eligibility to participate in the Equity Rights Offering for 1,282,195 shares of New NTL Common Stock	641,098 shares of Common Stock	None

FT Preferred Stock	Series A Warrants representing 22,405,748 shares. Eligibility to participate in the Equity Rights Offering for 9,602,463 shares of New NTL Common Stock	None	27% interest in Noos transferred to France Telecom

NTL Common Stock	Series A Warrants representing 9,602,463 shares. Eligibility to participate in the Equity Rights Offering for 4,115,342 shares of New NTL Common Stock	2,057,671 shares of Common Stock	None

*	Will be unimpaired and reinstated.

**	A portion of the New NTL Common Stock has been allocated to the Delaware Notes.

***	Approximately 281,142 shares of Euroco Common Stock are allocable to the NCC Notes. The Plan will provide a mechanism to provide such value to the NCC Notes without providing for an actual distribution of shares of Euroco Common Stock to them. A portion of the Euroco Preferred Stock has been allocated to the NCC Notes. The total number of shares of Euroco Preferred Stock set forth herein is based on an assumed Aggregate Liquidation Preference (see Annex B) of $375 million, and is subject to adjustment based on actual Aggregate Liquidation Preference.

****	The Delaware/Inc. Cash Amount will be determined as set forth on Annex E. The Delaware/Inc. Cash Amount will be allocated between the Delaware Cash Amount and the NTL Cash Amount by the Steering Committee. All or a portion of the Delaware/Inc. Cash Amount may be invested in shares of New NTL Common Stock (priced at an enterprise value of $10.5 billion) during the Delaware Notes Rights Offering.

*****	The terms of the warrants to purchase shares of New NTL Common Stock are set forth on Annex F attached hereto. Strike price assumes 162.5% NCC and Diamond Cable Notes recovery.

Illustrative Examples of
Equity Issuances and Recovery

      Example Calculation of Warrants and Rights:

		Senior Pfd.	Junior Pfd.	Common

Primary Shares Outstanding to Bondholders	200,000,000	–	–	–

Rights (maximum)*	15,000,000	1,282,195	9,602,463	4,115,342

Rights Warrants (maximum)*	15,000,000	1,282,195	9,602,463	4,115,342

Initial Warrants	35,000,000	2,991,789	22,405,748	9,602,463

Total Fully Diluted Shares	265,000,000

*	Subject to reallocation on oversubscription basis.

Calculation of 162.5% of NCC and Diamond Cable Notes Recovery:
(US$ in millions, except per share value)

Accreted Value at April 29, 2002*

Diamond Cable Notes:

13.25% Senior Discount Notes	$288.1

11.75% Senior Discount Notes	554.2

10.75% Senior Discount Notes	429.8

Total Accreted Value of Diamond Cable Notes	$1,272.1

Accreted Value at April 29, 2002*

NCC Notes:

Senior

12.75% Senior Deferred Coupon	297

11.5% Senior Deferred Coupon	1,080

10.0% Senior Notes	408

9.25% Senior Euro Notes	248

12.375% Senior Euro Notes	294

9.75% Senior Deferred Coupon Notes	1,191

9.5% Senior Sterling Notes	189

10.75% Senior Deferred Coupon Sterling Notes	389

11.5% Senior Notes	667

12.375% Senior Deferred Coupon Notes	380

9.75% Senior Deferred Coupon Sterling Notes	392

9.875% Senior Euro Notes	347

11.5% Senior Deferred Coupon Euro Notes	150

11.875% Senior Notes	534

6.75% Senior Convertible	1,185

Sub. Notes

7.0% Convertible Sub. Notes	503

Total Accreted Value of NCC Notes	$8,253

100% Recovery to NCC and Diamond Cable Notes	$9,525

162.5% Recovery to NCC and Diamond Cable Notes	$15,478

Per Share Strike Price for Warrants at 162.5% Recovery to NCC and Diamond Cable Notes	$77.39

*	Exchange Rates: 1¥ = $0.95; 1£ = $1.4308. Subject to adjustment to reflect changes in exchange rates.

Junior Preferred Stock (approximate accreted amounts as of April 29, 2002)

(in thousands)
5% Series A	$855,662

5% Series B	2,194,022

Cumulative Series A	2,057,862

6.5% Fixed	129,651

Variable Coupon	501,158

Total	$5,738,355

Senior Preferred Stock (approximate accreted amount as of April 29, 2002)

13% Senior Redeemable Exchangeable	$194,856,887

         This term sheet is predicated on, among other things, agreement to the terms of the Companies’ restructuring between and among the holders of NTL’s existing Senior Preferred Stock, Junior Preferred Stock, and Common Stock (collectively, the “Junior Stakeholders”) and the holders of Notes. The holders of Notes are legally entitled to receive 100% of the Companies’ enterprise value. Accordingly, absent the willingness of the holders of Notes to provide value to each class of Junior Stakeholders as contemplated herein, no class of Junior Stakeholders would receive any distribution under the Plan on account of its equity interest in NTL. However, in order to, among other things, avoid delay in consummation of the Companies’ restructuring, the holders of Notes have agreed to provide to each class of Junior Stakeholders, in exchange for their acquiescence to the transactions contemplated herein, a portion of the Companies’ enterprise value that such holders of Notes otherwise are entitled to receive. Accordingly, the Plan will provide that if and to the extent that a class of Junior Stakeholders entitled to vote on the Plan fails to accept the Plan, then no member of such rejecting class will be entitled to any distribution under the Plan on account of its equity interest in NTL and the consideration otherwise distributable to the members of such class will be retained by the holders of Notes.

Specific Note Series Recovery

Diamond Holdings
Notes Recovery

10% Senior Notes due 2008:	These Senior Notes will be unimpaired and reinstated.

9 1/8% Senior Notes due 2008:	These Senior Notes will be unimpaired and reinstated.

Triangle Notes Recovery

11.20% Senior Discount Debentures due 2007:	These Senior Debentures will be unimpaired and reinstated.

NCC Senior Notes Recovery

(pro rata shares based on accreted or principal amount and unpaid accrued interest, as applicable)

12 3/4% Senior Deferred Coupon Notes due 2005:	On or as soon as practicable after the effective date of the Plan (the “Effective Date”), in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 12 3/4% Senior Deferred Coupon Notes due 2005 (the “12 3/4% Senior Deferred Coupon Notes”) will receive its pro rata share of (i) 6,342,131 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 146 shares of new Preferred Stock of Euroco, (iii) 0.028% of the Delaware Cash Amount and (iv) 0.192% of the NTL Cash Amount. Holders of 12 3/4% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

11 1/2% Senior Deferred Coupon Notes due 2006:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 11 1/2% Senior Deferred Coupon Notes due 2006 (the “11 1/2% Senior Deferred Coupon Notes”) will receive its pro rata share of (i) 23,060,735 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 529 shares of new Preferred Stock of Euroco, (iii) 0.101% of the Delaware Cash Amount and (iv) 0.699% of the NTL Cash Amount. Holders of 11 1/2% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

10% Senior Notes due 2007:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 10% Senior Notes due 2007 (the “10% Senior Notes”) will receive its pro rata share of (i) 8,720,481 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 200 shares of new Preferred Stock of Euroco, (iii) 0.038% of the Delaware Cash Amount and (iv) 0.265% of the NTL Cash Amount. Holders of 10% Senior Notes are impaired and entitled to vote on the Plan.

9 3/4% Senior Deferred Coupon Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 9 3/4% Senior Deferred Coupon Notes due 2008 (the “9 3/4% Senior Deferred Coupon Notes”) will receive its pro rata share of (i) 25,435,894 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 584 shares of new Preferred Stock of Euroco, (iii) 0.112% of the Delaware Cash Amount and (iv) 0.772% of the NTL Cash Amount. Holders of 9 3/4% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

10 3/4% Senior Deferred Coupon Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 10 3/4% Senior Deferred Coupon Notes due 2008 (the “10 3/4% Senior Deferred Coupon Notes”) will receive its pro rata share of (i) 8,320,244 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 191 shares of new Preferred Stock of Euroco, (iii) 0.037% of the Delaware Cash Amount and (iv) 0.252% of the NTL Cash Amount. Holders of 10 3/4% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

9 1/2% Senior Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 9 1/2% Senior Notes due 2008 (the “9 1/2% Senior Notes”) will receive its pro rata share of (i) 4,030,059 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 92 shares of new Preferred Stock of Euroco, (iii) 0.018% of the Delaware Cash Amount and (iv) 0.122% of the NTL Cash Amount. Holders of 9 1/2% Senior Notes are impaired and entitled to vote on the Plan.

11 1/2% Senior Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 11 1/2% Senior Notes due 2008 (the “11 1/2% Senior Notes”) will receive its pro rata share of (i) 14,238,428 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 327 shares of new Preferred Stock of Euroco, (iii) 0.062% of the Delaware Cash Amount and (iv) 0.432% of the NTL Cash Amount. Holders of 11 1/2% Senior Notes are impaired and entitled to vote on the Plan.

12 3/8% Senior Deferred Coupon Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 12 3/8% Senior Deferred Coupon Notes due 2008 (the “12 3/8% Senior Deferred Coupon Notes”) will receive its pro rata share of (i) 8,108,101 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 186 shares of new Preferred Stock of Euroco, (iii) 0.036% of the Delaware Cash Amount and (iv) 0.246% of the NTL Cash Amount. Holders of 12 3/8% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

9 3/4% Senior Deferred Coupon Notes due 2009:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 9 3/4% Senior Deferred Coupon Notes due 2009 (the “9 3/4% Senior Deferred Coupon Notes”) will receive its pro rata share (i) of 8,368,530 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 192 shares of new Preferred Stock of Euroco, (iii) 0.037% of the Delaware Cash Amount and (iv) 0.254% of the NTL Cash Amount. Holders of 9 3/4% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

9 1/4% Senior Notes due 2006:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 9 1/4% Senior Notes due 2006 (the “9 1/4% Senior Notes”) will receive its pro rata share of (i) 5,287,289 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 121 shares of new Preferred Stock of Euroco, (iii) 0.023% of the Delaware Cash Amount and (iv) 0.160% of the NTL Cash Amount. Holders of 9 1/4% Senior Notes are impaired and entitled to vote on the Plan.

9 7/8% Senior Notes due 2009:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 9 7/8% Senior Notes due 2009 (the “9 7/8% Senior Notes”) will receive its pro rata share of (i) 7,422,428 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 170 shares of new Preferred Stock of Euroco, (iii) 0.033% of the Delaware Cash Amount and (iv) 0.225% of the NTL Cash Amount. Holders of 9 7/8% Senior Notes are impaired and entitled to vote on the Plan.

11 1/2% Senior Deferred Coupon Notes due 2009:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 11 1/2% Senior Deferred Coupon Notes due 2009 (the “11 1/2% Senior Deferred Coupon Notes”) will receive its pro rata share of (i) 3,206,850 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 74 shares of new Preferred Stock of Euroco, (iii) 0.014% of the Delaware Cash Amount and (iv) 0.097% of the NTL Cash Amount. Holders of 11 1/2% Senior Deferred Coupon Notes are impaired and entitled to vote on the Plan.

11 7/8% Senior Notes due 2010:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 11 7/8% Senior Notes due 2010 (the “11 7/8% Senior Notes”) will receive its pro rata share of (i) 11,413,885 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 262 shares of new Preferred Stock of Euroco, (iii) 0.050% of the Delaware Cash Amount and (iv) 0.346% of the NTL Cash Amount. Holders of 11 7/8% Senior Notes are impaired and entitled to vote on the Plan.

12 3/8% Senior Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of NCC’s 12 3/8% Senior Notes due 2008 (the “12 3/8% Senior Notes”) will receive its pro rata share of (i) 6,272,364 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 144 shares of new Preferred Stock of Euroco, (iii) 0.028% of the Delaware Cash Amount and (iv) 0.190% of the NTL Cash Amount. Holders of 12 3/8% Senior Notes are impaired and entitled to vote on the Plan.

NCC Senior Notes
(also subordinated debt of NTL)

6 3/4% Convertible Senior Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of the 6 3/4% Convertible Senior Notes due 2008, which were co-issued by NCC and NTL (the “6 3/4% Convertible Senior Notes”) will receive its pro rata share of 25,864,741 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 2,725,994 shares of new Common Stock of Euroco (subject to dilution on account of options issued pursuant to a Euroco Management Incentive Plan as contemplated by this non-binding term sheet), (iii) 31,196 shares of new Preferred Stock of Euroco, (iv) 5.967% of the Delaware Cash Amount and (v) 41.241% of the NTL Cash Amount. Holders of 6 3/4% Convertible Senior Notes are impaired and entitled to vote on the Plan.

NCC, Delaware and NTL (as co-obligors)
Subordinated Notes Recovery

7% Convertible Subordinated Notes due 2008:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of the 7% Convertible Subordinated Notes due 2008, which are a co-obligation of NCC, Delaware and NTL (the “7% Convertible Subordinated Notes”) will receive its pro rata share of (i) 4,362,144 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 4,512,867 shares of new Common Stock of Euroco (subject to dilution on account of options issued pursuant to a Euroco Management Incentive Plan as contemplated by this non-binding term sheet), (iii) 107,472 shares of new Preferred Stock of Euroco, (iv) 29.474% of the Delaware Cash Amount and (v) 17.260% of the NTL Cash Amount. Holders of 7% Convertible Subordinated Notes are impaired and entitled to vote on the Plan.

Delaware and NTL (as co-obligors) Subordinated Notes Recovery

5 3/4% Convertible Subordinated Notes due 2009:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of the 5 3/4% Convertible Subordinated Notes due 2009, which are a co-obligation of Delaware and NTL (the “5 3/4% Convertible Subordinated Notes due 2009”), will receive its pro rata share of (i) 2,106,907 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a new NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 8,865,382 shares of new Common Stock of Euroco (subject to dilution on account of options issued pursuant to a Euroco Management Incentive Plan), (iii) 57.956% of the Delaware Cash Amount, (iv) 33.759% of the NTL Cash Amount and (v) 211,287 shares of new Preferred Stock of Euroco. Holders of 5 3/4% Convertible Subordinated Notes due 2009 are impaired and entitled to vote on the Plan.

5 3/4% Convertible Subordinated Notes due 2011:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder (other than FT) of the 5 3/4% Convertible Subordinated Notes due 2011, which were co-issued by Delaware and NTL (the “5 3/4% Convertible Subordinated Notes 2011”), will receive its pro rata share of (i) 217,656 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a new NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 915,845 shares of new Common Stock of Euroco (subject to dilution on account of options issued pursuant to a Euroco Management Incentive Plan), (iii) 5.987% of the Delaware Cash Amount, (iv) 3.487% of the NTL Cash Amount and (v) 21,827 shares of new Preferred Stock of Euroco. Holders of 5 3/4% Convertible Subordinated Notes due 2011 are impaired and entitled to vote on the Plan.

Diamond Cable Notes Recovery

13 1/4% Senior Discount Notes due 2004:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of Diamond Cable’s 13 1/4% Senior Discount Notes due 2004 (the “13 1/4% Senior Discount Notes”) will receive its pro rata share of 6,165,566 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet). Holders of 13 1/4% Senior Discount Notes are impaired and entitled to vote on the Plan.

11 3/4% Senior Discount Notes due 2005:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of Diamond Cable’s 11 3/4% Senior Discount Notes due 2005 (the “11 3/4% Senior Discount Notes”) will receive its pro rata share of 11,859,055 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet). Holders of 11 3/4% Senior Discount Notes are impaired and entitled to vote on the Plan.

10 3/4% Senior Discount Notes due 2007:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its claims thereunder, each holder of Diamond Cable’s 10 3/4% Senior Discount Notes due 2007 (the “10 3/4% Senior Discount Notes”) will receive its pro rata share of 9,196,510 shares of new Common Stock of New NTL (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet). Holders of 10 3/4% Senior Discount Notes are impaired and entitled to vote on the Plan.

NTL Preferred
Stock Recovery

Senior Preferred
Stock Recovery

13% Senior Redeemable Exchangeable Preferred Stock and 13% Series B Senior Redeemable Exchangeable Preferred Stock:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, each holder of NTL’s 13% Senior Redeemable Exchangeable Preferred Stock and 13% Series B Senior Redeemable Exchangeable Preferred Stock (the “13% Preferred Stock”) will receive its pro rata share of (i) 2,991,789 warrants for shares of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 1,282,195 rights to purchase shares of Common Stock of New NTL, which upon exercise of a Right for a share of Common Stock of New NTL will also entitle such holder to receive a warrant to purchase a share of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), and (iii) 641,098 shares of new Common Stock of Euroco (subject to dilution on account of options issued pursuant to a Euroco Management Incentive Plan as contemplated by this non-binding term sheet). Holders of 13% Preferred Stock are impaired and entitled to vote on the Plan.

Junior Preferred Stock Recovery

5% Cumulative Participating Convertible Preferred Stock, Series A (and dividend shares Series C through Series K):	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, the holder of NTL’s 5% Cumulative Participating Convertible Preferred Stock, Series A (and dividend shares Series C through Series K) (the “5% Series A Preferred Stock”) will receive (i) 3,753,612 warrants for shares of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet) and (ii) 1,608,691 rights to purchase shares of Common Stock of New NTL, which upon exercise of a Right for a share of Common Stock of New NTL will also entitle such holder to receive a warrant to purchase a share of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet). Holders of 5% Series A Preferred Stock are impaired and entitled to vote on the Plan.

5% Cumulative Participating Convertible Preferred Stock, Series B (and dividend shares Series B-1 through Series B-6):	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, the holder of NTL’s 5% Cumulative Participating Convertible Preferred Stock, Series B (and dividend shares Series B-1 through Series B-6) (the “5% Series B Preferred Stock”) will receive (i) 9,624,722 warrants for shares of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet) and (ii) 4,124,881 rights to purchase shares of Common Stock of New NTL, which upon exercise of a Right for a share of Common Stock of New NTL will also entitle such holder to receive a warrant to purchase a share of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet). Holders of 5% Series B Preferred Stock are impaired and entitled to vote on the Plan.

Cumulative Convertible Preferred Stock, Series A:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, the holder of NTL’s Cumulative Convertible Preferred Stock, Series A (the “Cumulative Convertible Preferred Stock”) will receive (i) 9,027,414 warrants for shares of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet) and (ii) 3,868,892 rights to purchase shares of Common Stock of New NTL, which upon exercise of a Right for a share of Common Stock of New NTL will also entitle such holder to receive a warrant to purchase a share of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet). Holders of Cumulative Convertible Preferred Stock are impaired and entitled to vote on the Plan.

6.5% Fixed Coupon Redeemable Preferred Stock, Series A:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, the holder of NTL’s 6.5% Fixed Coupon Redeemable Preferred Stock, Series A (the “Fixed Coupon Preferred Stock”) will receive its 20.553% share of the 27% Noos interest. Holders of Fixed Coupon Preferred Stock are impaired and entitled to vote on the Plan.

Variable Coupon Redeemable Preferred Stock, Series A:	On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, the holder of NTL’s Variable Coupon Redeemable Preferred Stock, Series A (the “Variable Coupon Preferred Stock”) will receive its 79.447% share of the 27% Noos interest. Holders of Variable Coupon Preferred Stock are impaired and entitled to vote on the Plan.

NTL Common
Stock Recovery

On or as soon as practicable after the Effective Date, in full satisfaction, settlement, release and discharge of its interests represented thereby, each holder of NTL’s outstanding Common Stock will receive its pro rata share of (i) 9,602,463 warrants for shares of Common Stock of New NTL with the principal terms of such warrants set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), (ii) 4,115,342 rights to purchase shares of Common Stock of New NTL, which upon exercise of a Right for a share of Common Stock of New NTL will also entitle such holder to receive a warrant to purchase a share of Common Stock of New NTL with the principal terms set forth in Annex F attached hereto (subject to dilution on account of options issued pursuant to a New NTL Management Incentive Plan and other issuances of Common Stock of New NTL as contemplated by this non-binding term sheet), and (iii) 2,057,671 shares of new Common Stock of Euroco (subject to dilution on account of options issued pursuant to a Euroco Management Incentive Plan as contemplated by this non-binding term sheet). Holders of NTL Common Stock are impaired, deemed to have rejected the Plan and not entitled to vote on the Plan. The outstanding Common Stock of NTL will be cancelled pursuant to the Plan.

Administrative, Priority Tax and Other Priority Claims:	On or as soon as practicable after the Effective Date, each holder of an allowed administrative, priority tax or other priority claim shall receive cash equal to the full amount of its allowed claim or otherwise be left unimpaired and reinstated, or such other treatment as to which New NTL or Euroco, as the case may be, and such holder agree in writing. Holders of such claims are unimpaired, deemed to have accepted the Plan and not entitled to vote on the Plan.

Swap Agreements:	To be unimpaired.

Hedging Agreements:	To be unimpaired.

Inter-Company Indebtedness:	Indebtedness among the Companies and claims by Non-Filing Subsidiaries against the Companies will be as mutually agreed in the Plan. Claims by the Companies against Non-Filing Subsidiaries will be unaffected and preserved for set-off purposes.

Unsecured Trade Creditors:	Under the Plan, unsecured trade claims will be unimpaired and reinstated, deemed to have accepted the Plan and not entitled to vote on the Plan.

FT Pledge on Noos Shares:	Pursuant to the Plan and subject to the occurrence of the Effective Date, the Shares in Noos held pursuant to the Share Account Pledge Agreement, dated May 18, 2001, between NTL and FT shall be released to FT, and NTL and FT shall have no further liability to the other with respect to Noos, including, without limitation, with respect to any contingent payments for transfer of franchises.

Leases:	Except as otherwise identified by the Companies on or before confirmation of the Plan, New NTL or Euroco, as the case may be, will assume existing mortgage and capitalized lease obligations.

Existing Rights to Acquire Common Stock:	Each holder of existing warrants, options, stock appreciation rights and any other contractual or other rights (including preemptive rights) to acquire or receive Common Stock or other securities of any of the Companies will not receive or retain any property on account of such interest. Holders of such rights are impaired, deemed to have rejected the Plan and not entitled to vote on the Plan. Any such rights will be cancelled pursuant to the Plan.

Delaware/Inc. Cash Amount:	As determined on Annex E. Holders of Delaware Notes will receive the Delaware Notes Rights to acquire, during the 15 day period after confirmation, shares of New NTL Common Stock (at a price per share reflecting a $10.5 billion total enterprise value of New NTL) utilizing up to 100% of the Delaware/Inc. Cash Amount and the right to acquire any shares of New NTL Common Stock not subscribed to in the Equity Rights Offering, at the Equity Rights Offering Price.

New NTL Board of Directors:	The New NTL Board of Directors shall be comprised of nine members which will be selected by the Steering Committee of the Unofficial Committee of Noteholders of Delaware, NCC, Triangle and Diamond Cable (the “Steering Committee”), one of whom will be designated as Chairman and one of whom will be designated as Chief Executive Officer of New NTL.

Euroco Board of Directors:	The Euroco Board of Directors shall be comprised of nine members which will be selected by the Steering Committee; one of whom will be designated as Chairman and one of whom will be designated as Chief Executive Officer of Euroco.

Ballots:	As soon as possible and in any event prior to the filing of the Plan, each member of the Steering Committee, which persons in the aggregate beneficially own (and will or have delivered to NTL a representation with respect thereto) at least a majority in principal amount of each impaired class of Notes under the Plan, will deliver to NTL an executed ballot to vote to accept the Plan. FT and the holders of Senior Preferred Stock signatory hereto will also deliver an executed ballot to vote to accept the Plan.

Registration Rights:	New NTL will provide customary registration rights for resales by affiliates of shares of Common Stock of New NTL issued under the Plan or upon exercise of New NTL warrants. Euroco will provide customary registration rights for resales by affiliates of shares of Common Stock and Preferred Stock of Euroco issued under the Plan.

Employment Agreements:	New NTL and Euroco will enter into employment agreements with its respective key executives on terms that are satisfactory to the Steering Committee, New NTL or Euroco, as the case may be, and such key executive.

Management Incentives:	The Plan will provide that on or after the Effective Date, the compensation committee of the Board of Directors of New NTL and Euroco will each adopt a Management Incentive Plan under which options to purchase up to 10% of the issued and outstanding shares of New NTL and Euroco Common Stock, at the Effective Time, respectively, will be reserved.

Releases and Exculpation:	The Plan will contain provisions addressing releases substantially as follows:

Effective as of the confirmation date (the “Confirmation Date”), but subject to the occurrence of the Effective Date, the Companies, New NTL, Euroco, the Steering Committee, each holder of Preferred Stock or Notes, and each of the foregoing’s respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities which the Companies, New NTL, Euroco, or any holder of a claim against or interest in the Companies, New NTL or Euroco may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act or omission, transaction, state of facts, circumstances or other occurrence taking place on or before the Confirmation Date in any way relating to the Companies, New NTL, Euroco, the issuance, purchase or sale of the Notes or Preferred Stock, the Chapter 11 cases or the Plan; provided, however, that nothing herein shall release any person from any claims, obligations, rights, causes of action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such person’s gross negligence or willful misconduct.

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, all holders of Preferred Stock or Notes shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating or assisting any action, demand, suit or proceeding against the Companies, New NTL, Euroco, and their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Preferred Stock or the Notes, or the issuance, purchase, or sale thereof.

The Plan will contain provisions addressing exculpation and limitation of liability substantially as follows:

Neither the Companies, New NTL, Euroco, the Steering Committee, nor any holder of Preferred Stock or Notes, or any of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, and agents, or any of their respective successors and assigns, and their respective property, shall have or incur any liability to any holder of a claim or an interest, or any other party in interest, or any of their respective officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of the Plan, no holder of a claim or interest, no other party in interest, none of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against the Companies, New NTL, Euroco, the Steering Committee, nor any holder of Preferred Stock or Notes, or any or any of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct.

Notwithstanding anything contained herein to the contrary, no claims by any person with respect to any and all commercial and ordinary course of business relationships shall be deemed to be modified or affected by any of the release and exculpation provisions provided for herein.

Representations:	Except as previously disclosed, France Telecom represents and warrants that it is neither marketing nor has pending agreements, interest or letters of intent, nor has engaged an investment banker in connection with the direct or indirect transfer, sale or other disposition of its interest in Noos to a third party or is contemplating or is aware of any other material transactions in respect of Noos.

The Chief Executive Officer and Chief Financial Officer of NTL shall represent (in their official capacity, and without personal liability) that the discussions and information provided to the Committee or its advisors with respect to Noos and its value to NTL were true and correct in all material respects, and that no information which is in the possession of NTL which is material to a valuation of NTL’s interest in Noos was withheld from the Committee or its advisors.

Committee:	The Companies will use their reasonable best efforts to ensure that the Steering Committee becomes the official committee of creditors in the Chapter 11 cases. FT will not oppose such appointment.

Filing Date:	The Steering Committee’s assumption with respect to the Term Sheet and the transactions contemplated hereby is that the Companies and other necessary affiliates will file a petition for Chapter 11 by April 29, 2002.

Conditions:	The consummation of the Plan shall be subject to certain conditions including:

1.	Unless mutually agreed, NTL, Delaware and NCC will not make any cash interest payments owing and due on the Notes from and after March 31, 2002. This shall exclude payments by Diamond Holdings and Triangle.

2.	The cash at Delaware and NTL as of April 29, 2002 is not less than $270 million in the aggregate.

3.	The terms and conditions of any and all documents relating to the restructuring of the Companies are reasonably satisfactory to the Steering Committee.

4.	Except for the amount of bond debt that the Companies have previously disclosed to the Steering Committee, there is no other material debt of the Companies.

5.	The Companies will pay all the expenses, including professional fees and expenses of the Steering Committee as to the extent previously agreed.

6.	Amendment of the terms and conditions of the Senior Facility and Working Capital Facility in a mutually agreed manner.

*  *  *

         The parties understand that this term sheet is merely a statement of the current intentions of the parties, does not constitute a legally binding agreement by any party hereto, does not contain all matters upon which agreement must be reached in order to consummate the transactions contemplated hereby, and creates no rights in favor of any party. Any such binding agreement with respect to the transactions contemplated by this term sheet will result only from, among other things, the definitive documentation in form and substance satisfactory to all of the parties hereto and the occurrence of various conditions precedent as set forth herein.

         IN WITNESS WHEREOF, each of the parties has caused this term sheet to be executed and delivered by its duly authorized officer as of the date first above written.

NTL INCORPORATED

By:	/s/ John F. Gregg

Name: John F. Gregg Title: Chief Financial Officer

NTL (DELAWARE), INC.

By:	/s/ John F. Gregg

Name: John F. Gregg Title: Chief Financial Officer

NTL COMMUNICATIONS CORP.

By:	/s/ Richard J. Lubasch

Name: Richard J. Lubasch Title: Executive Vice President

DIAMOND CABLE COMMUNICATIONS LIMITED

By:	/s/ Robert Mackenzie

Name: Robert Mackenzie Title: Secretary

DIAMOND HOLDINGS LIMITED

By:	/s/ Robert Mackenzie

Name: Robert Mackenzie Title: Secretary

ANGELO GORDON & CO. LLP

By:	/s/ Leigh Walzer

Name: Leigh Walzer Title: Director

APPALOOSA MANAGEMENT, L.P.

By:	/s/ Ronald M. Goldstein

Name: Ronald M. Goldstein Title: Chief Financial Officer

CAPITAL RESEARCH COMPANY

By:	/s/ Marcus Linden

Name: Marcus Linden Title: Vice President

FIDELITY MANAGEMENT & RESEARCH CO.

By:	/s/ Nate Van Duzer

Name: Nate Van Duzer Title:

FRANKLIN MUTUAL ADVISORS, LLC

By:	/s/ Michael J. Embler

Name: Michael J. Embler Title: Vice President

MACKAY SHIELDS FINANCIAL CORPORATION

By:	/s/ Donald E. Morgan III

Name: Donald E. Morgan III Title: Managing Director

OAKTREE CAPITAL MANAGEMENT LLC as general partner and/or investment manager of certain funds and accounts it manages

By:	/s/ Ken Liang/Brett G. Wyard

Name: Ken Liang/Brett G. Wyard Title:

SAB CAPITAL ADVISORS LLC

By:	/s/ Scott Bommer

Name: Scott Bommer Title: Managing Member

SALOMON BROTHERS ASSET MANAGEMENT

By:	/s/ Peter Wilby

Name: Peter Wilby Title: Managing Director

W.R. HUFF ASSET MANAGEMENT CO., LLC

By:	/s/ Edwin M. Banks

Name: Edwin M. Banks Title: Sr. Portfolio Manager

FRANCE TELECOM

By:	/s/ Jean-Louis Vinciguerra

Name: Jean-Louis Vinciguerra Title: Senior Executive Vice President

RAPP 26

By:	/s/ Eric Bouvier

Name: Eric Bouvier Title: President

Annex A

MISCELLANEOUS ASSETS OF EUROCO

Global Radio

Into Networks

TWTV

Universal Studios “The Studio”

ITN News Channel

DIVA

Suez Lyonnaise Note

CoreComm Note

1

Annex B

Principal Term Sheet for Euroco Preferred Stock

Issuer:	Euroco

Aggregate Liquidation Preference:	$250 million, plus (i) the Aggregate Investments (as defined in Annex D) and (ii) the Euroco Cash (as defined in Annex D).

Dividend Rate:	10%, payable semi-annually as PIK

Optional Redemption:	At liquidation preference plus accrued and unpaid dividends, at any time

Mandatory Redemption:	Ten years. Subject to earlier redemption, at liquidation preference plus accrued and unpaid dividends, in whole or part, out of net proceeds from any sale, transfer or monetization of assets of Euroco.

Pursuant to the Plan, it is anticipated that immediately after the Effective Date the Board of Directors of Euroco will elect to redeem at least $25 million of Preferred Stock.

1

Annex C

Liquidity Facility Term Sheet*

Borrower:	New Holdco, which will be a newly formed company between NTL Communications Corp. and NTL Communications Ltd., as mutually agreed.

Principal Amount:	US$800 million to be funded pursuant a DIP order unless otherwise agreed to by the Committee.

Lender:	(a) US$300 million from NTL (Delaware), Inc. less the proceeds of the £90 million note between NTL (Delaware), Inc. and NTL (UK) Group, Inc. dated April 5, 2002 (which note shall be amended and restated to reflect the terms and conditions of this liquidity facility) and (b) US$500 million from noteholders or affiliates thereof with a committed line from certain members (or their affiliates) of the Committee for the entire US$500 million tranche.**

Covenants, Events of Default:	Mutually acceptable covenants and events of default, including milestones with respect to the restructuring process.

Maturity:	Effective Date (subject to mandatory prepayments below).

Interest Rate:	11% for the first 3 months increasing 1% each quarter thereafter up to a maximum of 18%.

Default Rate:	The Rate then in effect, plus 2% per annum.

Payments:	In cash (payable in advance each month).

1 This document should not be considered as a financing commitment of any person.

2 The Company and the Committee will explore whether an acceptable mechanism can be put in place to permit the other bondholders to participate on the same terms as those members of the Committee.

1

Principal:

Mandatory Prepayments:	Any net proceeds (subject to any payments on outstanding valid and perfected prepetition liens) from the sale, lease or other disposition of any collateral other than in the normal course of business.

Use of Proceeds:	Interest and fees payable under the Liquidity Facility. With respect to balance, in accordance with a budget satisfactory to the Lenders subject to various baskets which shall reflect the flexibility necessary to operate the business in an ordinary course. Any proceeds used for the benefit of Diamond Holdings or its subsidiaries, shall be on a last in, first out basis and shall be evidenced by an inter-company note between New Holdco and Diamond Holdings and secured by an appropriate security package including, without limitation, the equity of Diamond Holdings. Any proceeds used for the benefit of NTL Triangle or its subsidiaries, shall be on a last in, first out basis and shall be evidenced by an inter-company note between New Holdco and NTL Triangle and secured by an appropriate security package including, without limitation, the equity of NTL Triangle.

Collateral:	All assets of NTL Incorporated and its subsidiaries, Delaware and its subsidiaries and NCC and its subsidiaries (other than NTL (UK) Group, Inc. and any of its direct or indirect subsidiaries) and Diamond Cable. The collateral package does not include any assets that are pledged under the existing bank facilities and (except as set forth above) does not include Diamond Holdings or any subsidiary of Diamond Holdings.

Representations, Warranties, Covenants, Remedies and Closing Conditions:	Normal and customary for secured indebtedness of this nature and acceptable to the Lenders, including a mutually acceptable arrangement with the existing Bank Group in connection with the making of this facility.

There shall be no material adverse change to the assets, business, liabilities or prospects of the Company or its subsidiaries or in the ability of these entities to perform its obligations hereunder.

2

This financing is conditioned upon, among other things, the Lenders’ satisfaction with the financial and legal due diligence, including, without limitation, intercompany balances, loans and transactions, and all accounting and tax matters.

Entry of an acceptable DIP order and related cash management order.

Fees:

Commitment:	200 bps payable upon Company’s acceptance of the Commitment.

Underwriting:	200 bps payable upon entry of interim DIP order approving the financing.

Unused:	50 bps.

Commitment Expiration Date:	Liquidity commitment will terminate on the date set forth in the commitment letter, unless interim order approving the DIP facility and related cash management order (in form and substance satisfactory to the Lenders) has been entered into by that date.

Expenses:	The Company shall pay the expenses of the transaction.

3

Exit Facility Term Sheet*

Issuer:	New Holdco.

Issue:	Senior Secured Notes.

Principal Amount:	US$500,000,000.

Indicative Rate (%):	Greater of (1) 13% or (2) 350 bps over the yield-to-worst of the basket of high yield US cable securities which are a component of an agreed upon high yield index produced by an internationally recognized investment banking firm.

Interest Payments:	Payable semi-annually in arrears.

Closing:	Effective Date.

Security:	Same security package as DIP facility (excluding assets and interests transferred to Euroco).

Maturity:	Seven years after closing.

Ranking:	Senior to all current and future Subordinated Debt of New Holdco.

Optional Repayment:	Non-callable for four years; thereafter at a premium, decreasing ratably to par.

Covenants:	Customary High Yield Covenants, including:

Limitation on Asset Sales; Limitation on Restricted Payments; Limitation on Incurrence of Indebtedness and Preferred Stock; Limitation on Liens; Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries; Limitation on Merger, Consolidation or Sale of Assets; Limitation on Transactions with Affiliates; Limitation on Sale Leaseback Transactions.

Commitment Fee:	1% of issued and outstanding equity of new NTL Communications Corp. only if Issuer elects to take down the exit commitment, which shall be payable 20 days prior to the draw date.

3 This document should not be considered as a financing commitment of any person.

4

Commitment Termination Date:	Earlier of (1) December 1, 2002 or (2) one day prior to confirmation date unless Company elects to take down the Exit Facility prior to that date.

Change of Control:	101% plus accrued and unpaid interest.

5

Annex D

Euroco Cash

On the Effective Date, Euroco will be funded with (i) $100 million plus (ii) the $25 million payment from FT (the “FT Payment”), less (iii) the sum of (x) Aggregate Operating Expenses (as defined) and (y) investments between April 10, 2002 and the Effective Date in assets which become part of Euroco (“Aggregate Investments”). Such net amount shall be referred to herein as “Euroco Cash” and shall be subject to adjustment in an amount to be mutually agreed between the Steering Committee and the Companies necessary to fund the assets at Euroco on the Effective Date (including the assets set forth on Annex A). “Aggregate Operating Expenses” shall mean the agreed upon aggregate corporate overhead expenses at NTL and Delaware for the period from April 10, 2002 to the Effective Date, as adjusted to reflect an agreed upon allocation of restructuring expenses in connection with the Plan and the transactions contemplated thereby.

6

Annex E

Delaware/Inc. Cash Amount

The “Delaware/Inc. Cash Amount” will equal (i) available cash at NTL Incorporated and NTL Delaware as of April 10, 2002 plus (ii) the principal and accrued interest on the £90 million note from NTL (UK) Group, Inc. issued in April 2002 plus (iii) the FT Payment less the sum of (iv) Euroco Cash, (v) Aggregate Operating Expenses and (vi) Aggregate Investments. The Delaware/Inc. Cash Amount will be allocated between the Delaware Cash Amount and the NTL Cash Amount by the Steering Committee.

7

Annex F

Term Sheet for Series A Warrants of New NTL

         The principal terms of the Series A warrants (the “Series A Warrants”) of New NTL to be issued in accordance with the Plan shall be as follows:

Issuer:	New NTL

Recipients:	Series A Warrants (2,991,789) representing 1.13% of fully diluted shares issuable in respect of 13% Preferred Stock
Series A Warrants (22,405,748) representing 8.45% of fully diluted shares issuable in respect of FT Preferred Stock
Series A Warrants (9,602,463) representing 3.62% of fully diluted shares issuable in respect of NTL Common Stock
Series A Warrants (15,000,000) representing 5.66% of fully diluted shares potentially issuable in respect of amount of New NTL Common Stock issued in Rights Offering

Warrants:	New NTL shall issue and deliver Series A Warrants to purchase shares of Common Stock of New NTL at an exercise price per share of $77.39. Exercise price assumes 162.5% recovery by the holders of the NCC and Diamond Cable Notes

Expiration Date:	Eight years from the date of issuance

Adjustments:	The number of shares to be received upon exercise of the Series A Warrants shall be subject to customary adjustment for stock splits, stock dividends, reverse stock splits, stock recapitalizations and distributions of property (other than cash) to holders of New NTL Common Stock

Change of Control:	Cash Acquisition: In the event of an acquisition of New NTL in a transaction where the consideration payable by the acquiror is all cash, the following shall apply:

	(x)(i)	If the transaction is announced within one year of the Effective Date and recovery of NCC and Diamond Cable Notes exceeds 70%;

	(ii)	If the transaction is announced within two years of the Effective Date and recovery of NCC and Diamond Cable Notes exceeds 85%; or

	(iii)	If the transaction is announced within three years of the Effective Date and recovery of NCC and Diamond Cable

1

Notes exceeds 100%, and

(y)	the acquiring entity (which shall include any direct or indirect shareholder which would constitute an “affiliate” (under applicable securities law) of such acquiring entity, “Acquiror”) is a publicly traded entity, the Series A Warrants would become warrants (“Acquiror Warrants”) of the Acquiror.

The Acquiror Warrant shall have an expiration date the same as the expiration date of the Series A Warrant, shall have an exercise price equal to the adjustment multiple multiplied by the fair market value of the Acquiror’s stock (based on a trading day average) and will be exercisable for a number of shares of the Acquiror’s stock equal to the exercise price of the Series A Warrant divided by the exercise price of the Acquiror Warrant. The adjustment multiple shall equal the ratio of the exercise price of the Series A Warrant to the cash consideration received by the New NTL Common Stock in the acquisition.

Example:	Example 1	Example 2

exercise price NTL Warrant	$20	$20

cash merger consideration	$10	$40

adjustment multiple	20	5

Acquiror stock price	$50	$50

Acquiror warrant exercise price	$100	$25

Exercisable for x Acquiror shares. x=	0.2	0.8

If the foregoing criteria are not met and a cash acquisition is announced within the first three years after the Effective Date, and subject to consummation of such cash acquisition, the exercise price of the Series A Warrant will be adjusted so as to become equal to 90% of the per share value offered in the acquisition to holders of New NTL Common Stock and the acquisition will not be consummated until warrant holders have had at least 20 business days to exercise subsequent to such adjustment.

Stock Acquisition: In the event of an acquisition of New NTL for all stock, the Series A Warrants remains outstanding (until the Expiration Date) and would be exercisable into stock of the acquiror at the exchange ratio in the transaction.

Mixed Consideration: The parties will negotiate in good faith to develop an appropriate methodology for adjustment in these circumstances.

2

Restrictions on Transfer:	Transfers only in compliance with applicable securities laws

Governing Law:	New York

Annex F-4